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                                                                    Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference herein of our report dated January 22, 1996, relating to the consolidated balance sheet of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, included in the Current Report on Form 8-K of CFX Corporation dated as of December 12, 1997, and to the reference to us in Item 5 of the Registration Statement.



                                                     /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
December 23, 1997